As filed with the Securities and Exchange Commission on April 26, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Canadian Pacific Kansas City Limited

(Exact Name of Registrant as Specified in its Charter)

Canada	98-0355078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta, Canada, T2C 4X9 (403) 319-7000
(Address of Principal Executive Office) (Zip Code)

Canadian Pacific Railway Limited Amended and Restated Management Stock Option Incentive Plan

(Full title of the plan)

C T Corporation System

28 Liberty Street

New York, NY 10005

(212) 894-8940

(Name, address and telephone number, including area code, of agent for service in the United States)

Copy to:

Catherine M. Clarkin

Sullivan & Cromwell LLP

125 Broad St.

New York, NY 10004-2498

(212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in this Part I of Form S-8 (“Plan Information” and “Registrant Information and Employee Plan Annual Information”) will be sent or given to employees as specified by the Securities and Exchange Commission (the “Commission”) pursuant to Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Canadian Pacific Kansas City Limited (the “Registrant”) will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) under the Securities Act. Requests should be directed to Canadian Pacific Kansas City Limited, 7550 Ogden Dale Road S.E., Calgary, Alberta, Canada T2C 4X9, Attention: Corporate Secretary, Telephone number (403) 319-7000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Commission:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 24, 2023, as amended by Amendment No. 1 on Form 10-K/A, filed on March 23, 2023;

2.	All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2022; and

3.

The Registrant’s description of its Common Shares, as set forth in the Registrant’s Registration Statement on Form F-10 (File No. 333–190229) filed with the Commission on July 29, 2013 and amended pursuant to the Registrant’s Registration Statement on Form F-10/A on August 2, 2013, and the Registrant’s description of its Common Shares and Common Share Purchase Rights, as set forth in the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 16, 2001 and amended pursuant to the Registrant’s Registration Statements on Form 8-A/A filed with the Commission on May 12, 2005 , May 12, 2008 and May 13, 2011, and (ii) any amendment or report filed for the purpose of updating such description, including Exhibit 4.26 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on February 20, 2020.

In addition, each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the Registrant indicates in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 7.02 of By-law No. 1 of the Registrant, as amended, provides, with regard to indemnity under the Canada Business Corporations Act (the “CBCA”), as follows:

“The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and the heirs and legal representatives thereof, to the extent permitted by the [CBCA] or otherwise by law”.

The CBCA provides that a corporation may indemnify a director or officer, a former director or officer, or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity (collectively, the “Indemnified Person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Person in respect of any civil, criminal, administrative, investigative or other proceeding (other than an action by or on behalf of the Registrant to procure a judgment in its favor) in which the Indemnified Person is involved because of that association with the Registrant or other entity, if the Indemnified Person:

(a)

acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

In respect of an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, the Registrant, with the approval of a court, may indemnify an Indemnified Person against all costs, charges and expenses reasonably incurred by an Indemnified Person in connection with such action, if the Indemnified Person satisfies the conditions set forth above in clauses (a) and (b) above. Notwithstanding the foregoing, an Indemnified Person is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by such Indemnified Person in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which such Indemnified Person is made a party by reason of such Indemnified Person’s association with the Registrant or such other entity, if such Indemnified Person satisfies the conditions set forth above in clauses (a) and (b) above and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that such Indemnified Person ought to have done.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

EXHIBIT	DESCRIPTION

4.1	Shareholder Rights Plan Agreement, dated May 12, 2011, between Registrant and Computershare Trust Company of Canada, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Canadian Pacific Railway Limited’s Form 8-A/A filed with the Securities and Exchange Commission on May 13, 2011, File No. 001-01342).

4.2	Restated Certificate and Articles of Incorporation of Canadian Pacific Railway Limited (incorporated by reference to Exhibit 99.2 to Canadian Pacific Railway Limited’s Current Report on Form 6-K filed with the Securities and Exchange Commission on October 22, 2015, File No. 001-01342).

4.3	Articles of Amendment to Restated Certificate and Articles of Incorporation of Canadian Pacific Railway Limited (incorporated by reference to Exhibit 3.1 to Canadian Pacific Railway Limited’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2021, File No. 001-01342).

4.4	Articles of Amendment to Restated Certificate and Articles of Incorporation of Canadian Pacific Kansas City Limited (incorporated by reference to Exhibit 3.1 to Canadian Pacific Kansas City Limited’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 14, 2023, File No. 001-01342).

4.5	By-law No. 1, as amended, of Canadian Pacific Kansas City Limited.

4.6	By-law No. 2 of Canadian Pacific Kansas City Limited.

4.7	Canadian Pacific Railway Limited Amended and Restated Management Stock Option Incentive Plan, dated April 28, 2022.

5.1	Opinion of Bennett Jones LLP, Canadian counsel to the Registrant, regarding the legality of the Common Shares.

23.1	Consent of Deloitte LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

23.4	Consent of Bennett Jones LLP (contained in opinion filed as Exhibit 5.1).

24.1 107	Powers of Attorney (included on the signature pages to this Registration Statement). Filing Fee Table.

Item 9.	Undertaking

a.	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, as of April 26, 2023.

CANADIAN PACIFIC KANSAS CITY LIMITED

By:	/s/ Keith Creel
Name: Keith Creel Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Keith Creel and Nadeem Velani and each of them severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated effective April 26, 2023.

Signature	Title
/s/ Keith Creel	President, Chief Executive Officer and Director
Keith Creel	(Principal Executive Officer)

/s/ Nadeem Velani	Chief Financial Officer
Nadeem Velani	(Principal Financial Officer and Principal Accounting Officer)

/s/ Isabelle Courville	Chair of the Board of Directors
Isabelle Courville

/s/ The Hon. John R. Baird, P.C.	Director
The Hon. John R. Baird, P.C

/s/ Jill Denham	Director
Jill Denham

/s/ Edward R. Hamberger	Director
Edward R. Hamberger

/s/ Matthew H. Paull	Director
Matthew H. Paull

/s/ Jane L. Peverett	Director
Jane L. Peverett

/s/ Andrea Robertson	Director
Andrea Robertson

/s/ Gordon Trafton	Director
Gordon Trafton

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements to Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States on April 26, 2023.

SOO LINE CORPORATION

By:	/s/ John Brooks
Name: John Brooks
Title: Director Authorized Representative in the United States